SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                         ______________


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):                June 7, 1995
                                                  ---------------


                    INSITUFORM TECHNOLOGIES, INC.
- -----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



   Delaware                0-10786                  13-3032158
- ----------------         --------------           ---------------
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



1770 Kirby Parkway, Suite 300, Memphis, Tennessee           38138
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(Address of principal executive offices)                (Zip Code)




Registrant's telephone number,
including area code                               (901) 759-7473
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Item 5.   Other Events.
          ------------

     On June 7, 1995 (the "Closing"), Insituform Technologies, Inc. (the "Registrant") entered into an amendment and restatement of its existing credit facility with Third National Bank in Nashville (the "Bank") to provide for additional credit, available for two years on a revolving basis, in the amount, together with the existing facility, aggregating up to $50,000,000, the additional amounts to be utilized for working capital and expansion of the Registrant's business. At Closing, the Registrant had an outstanding principal amount of $35.2 million under such facility, as so amended and restated.

     As previously reported by the Registrant, the Registrant's credit agreement with the Bank, entered into in July 1993, initially provided for advances of up to $30 million and was subsequently amended in August 1994 to provide for an additional $12 million so as to aggregate $42 million. Until Closing, borrowings under this facility accrued interest, payable quarterly on the original $30 million (and monthly through August 1995, and then quarterly, on the additional facility), at the lesser of (i) the Bank's prime rate or (ii) 2.75% above a 30-day adjusted LIBOR rate, as defined in the facility (or, if the Registrant maintained certain financial ratios, 2.25% above such adjusted LIBOR rate). Quarterly principal payments of $1.1 million were due until the facility was amended at Closing, with the entire remaining principal due on December 31, 1997.

     The amended facility provides that all new advances, together with all existing indebtedness, are due June 7, 2000, subject to earlier installments after June 1997 based on a five-year amortization schedule for the existing and additional indebtedness. Under the revised arrangements, interest on all existing and additional indebtedness is payable quarterly at a rate selected monthly by the Registrant as either the bank's prime rate, plus a margin up to .25% in the event certain financial ratios are not maintained, or a 30-day adjusted LIBOR rate, plus a margin ranging from 1.75% to 2.25%, depending on maintenance of certain financial ratios. The facility, as amended, continues to obligate the Registrant to comply with certain financial ratios and restrictive covenants that, among other things, limit the ability of the Registrant and its subsidiaries to incur further indebtedness, pay dividends, make loans and encumber their properties, and requires guarantees of certain domestic subsidiaries.

     Reference is hereby made to the complete text of the Amended and Restated Loan Agreement, and the Consolidated, Amended and Restated Promissory Note, annexed hereto as, respectively, Exhibits 5(a) and 5(b), which are hereby incorporated by reference into this item.

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
Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          Exhibits.

          The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                                   INSITUFORM TECHNOLOGIES, INC.


                                   By s/William A. Martin
                                      ---------------------------
                                      William A.Martin
                                      Senior Vice President


Dated: June 20, 1995
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                        INDEX TO EXHIBITS


Exhibit              Description
- -------              -----------

5(a)      -    Amended and Restated Loan Agreement
               dated June 7, 1995 between the
               Registrant and Third National Bank
               in Nashville

5(b)      -    Consolidated, Amended and Restated
               Promissory Note of the Registrant
               dated June 7, 1995 executed by the
               Registrant to Third National Bank in
               Nashville



















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